UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2025

Silver Capital Holdings LLC

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01215	81-3233378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street, New York, New York 10282

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 1 (312) 655-4419

Goldman Sachs Private Middle Market Credit LLC

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of January 21, 2025, the Board of Directors of Silver Capital Holdings LLC (the “Company”) approved the First Amendment to the Fourth Amended and Restated Limited Liability Company Agreement of the Company (the “First Amendment to the Fourth A&R LLC Agreement”). The First Amendment to the Fourth A&R LLC Agreement amends the Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of December 17, 2024, to require drawdown notices to be delivered at least ten (10) business days prior to the required funding date, rather than five (5) business days.

The description above is only a summary of the material provisions of the First Amendment to the Fourth A&R LLC Agreement and is qualified in its entirety by reference to the First Amendment to the Fourth A&R LLC Agreement filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

3.1	First Amendment to the Fourth A&R LLC Agreement of Silver Capital Holdings LLC, dated as of January 21, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER CAPITAL HOLDINGS LLC

Date: January 24, 2025	By:	/s/ David Miller
	Name:	David Miller
	Title:	Co-Chief Executive Officer and Co-President